Exhibit 20.4
Page 1 of 3

                    Navistar Financial 1995 - B Owner Trust
                           For the Month of January
                    Distribution Date of February 17, 1998
                           Servicer Certificate #28

Original Pool Amount Initial Receivables                  $454,499,683.43
Subsequent Receivables (transferred 11/10/95)              $70,451,789.39

Beginning Pool Balance                                    $177,643,390.82
Beginning Pool Factor                                           0.3383996

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $9,249,146.54
     Interest Collected                                     $1,471,966.81

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $450,213.60
Total Additional Deposits                                     $450,213.60

Repos / Chargeoffs                                            $244,474.62
Aggregate Number of Notes Charged Off                                  80

Total Available Funds                                      $10,758,602.88

Ending Pool Balance                                       $168,562,493.73
Ending Pool Factor                                              0.3211011

Servicing Fee                                                 $148,036.16

Repayment of Servicer Advances                                $412,724.07

Reserve Account:
     Beginning Balance  (see Memo Item)                    $11,705,007.28
     Target Percentage                                               5.50%
     Target Balance                                         $9,270,937.16
     Minimum Balance                                       $11,023,980.93
     (Release) / Deposit                                     ($681,026.35)
     Ending Balance                                        $11,023,980.93

Current Weighted Average APR:                                       9.897%
Current Weighted Average Remaining Term (months):                   26.13

Delinquencies                                             Dollars       Notes
     Installments:              1 - 30 days           $1,844,063.34     1,220
                                31 - 60 day             $461,176.47       333
                                60+  days               $145,677.88        65

     Total:                                           $2,450,917.69     1,245

     Balances:                  60+  days             $1,481,313.31        65

Memo Item - Reserve Account
     Prior Month                                     $11,023,980.93
+    Invest. Income                                      $48,697.01
+    Excess Serv.                                       $632,329.34
+    Transfer (to) / from Collections Account                 $0.00
     Beginning Balance                               $11,705,007.28


Exhibit 20.4
Page 2 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  January

                                                                                  NOTES
                                                            (Money Market)
                                               TOTAL         CLASS A - 1        CLASS A - 2        CLASS A - 3        CERTIFICATES
                                        $525,000,000.00     $122,300,000.00    $100,000,000.00    $284,325,000.00    $18,375,000.00
Original Pool Amount
Distributions:
     Distribution Percentages                                         0.00%              0.00%             96.50%             3.50%
     Coupon                                                          5.750%             5.940%             6.050%            6.220%

Beginning Pool Balance                  $177,643,390.82
Ending Pool Balance                     $168,562,493.73

Collected Principal                       $8,836,422.47
Collected Interest                        $1,471,966.81
Charge - Offs                               $244,474.62
Liquidation Proceeds / Recoveries           $450,213.60
Servicing                                   $148,036.16
Cash Transfer from Reserve Account                $0.00
Total Collections Available
  for Debt Service                       $10,610,566.72

Beginning Balance                       $177,643,390.82               $0.00              $0.00    $165,491,426.10    $12,151,964.72

Interest Due                                $897,340.29               $0.00              $0.00        $834,352.61        $62,987.68
Interest Paid                               $897,340.29               $0.00              $0.00        $834,352.61        $62,987.68
Principal Due                             $9,080,897.09               $0.00              $0.00      $8,763,065.69       $317,831.40
Principal Paid                            $9,080,897.09               $0.00              $0.00      $8,763,065.69       $317,831.40

Ending Balance                          $168,562,493.73               $0.00              $0.00    $156,728,360.41    $11,834,133.32
Note / Certificate Pool Factor                                       0.0000             0.0000             0.5512            0.6440
   (Ending Balance / Original Pool Amount)
Total Distributions                       $9,978,237.38               $0.00              $0.00      $9,597,418.30       $380,819.08

Interest Shortfall                                $0.00               $0.00              $0.00              $0.00             $0.00
Principal Shortfall                               $0.00               $0.00              $0.00              $0.00             $0.00
     Total Shortfall                              $0.00               $0.00              $0.00              $0.00             $0.00
      (required from Reserve)
Excess Servicing                            $632,329.34
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance           $11,705,007.28
(Release) / Draw                           ($681,026.35)
Ending Reserve Acct Balance              $11,023,980.93


Exhibit 20.4
Page 3 of 3

Navistar Financial 1995 - B Owner Trust
For the Month  of  January


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                      5                     4                   3                  2                   1
                                   Sep-97                Oct-97              Nov-97              Dec-97              Jan-98
Beginning Pool Balance          $222,431,428.51      $213,031,624.98     $197,825,082.32     $189,740,165.51     $177,643,390.82

A)   Loss Trigger:
Principal of Contracts
  Charged Off                       $271,595.69          $494,766.64         $277,587.83          $21,675.95         $244,474.62
Recoveries                          $316,933.22          $561,617.71         $268,885.31         $294,381.11         $450,213.60

Total Charged Off (Mos. 5, 4, 3)  $1,043,950.16
Total Recoveries (Mos. 3, 2, 1)   $1,013,480.02
Net Loss / (Recoveries) for 3 Mos    $30,470.14(a)

Total Balance (Months 5, 4, 3)  $633,288,135.81(b)

Loss Ratio Annualized  [(a/b) * (12)]    0.0577%

Trigger:  Is Ratio > 1.5%                    No
                                                                             Nov-97              Dec-97              Jan-98

B)   Delinquency Trigger:                                                  $1,365,172.16       $1,559,982.46       $1,481,313.31
     Balance delinquency 60+ days                                               0.69009%            0.82217%            0.83387%
     As % of Beginning Pool Balance                                             0.84479%            0.63850%            0.78204%
     Three Month Average

Trigger:  Is Average > 2.0%                  No

C)   Noteholders Percent Trigger:        2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                  No

Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer